
                                   EXHIBIT 11

                               CELSION CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE

    ------------------------------------------------------------- ----------------------------------------
                                                                        Nine Months Ended June 30,
    ------------------------------------------------------------- ------------------- --------------------
                                                                         2002                2001
    ------------------------------------------------------------- ------------------- --------------------

    Net loss attributable to common stockholders                     $(8,269,528)        $(4,569,626)
    ------------------------------------------------------------- ------------------- --------------------

    Net (loss) income per common share*                              $     (0.10)        $     (0.06)
    ------------------------------------------------------------- ------------------- --------------------

    Weighted average shares outstanding                               85,909,745          70,447,996
    ------------------------------------------------------------- ------------------- --------------------



* Common stock equivalents have been excluded from the calculation of net loss per share as their inclusion would be anti-dilutive.